Exhibit 10.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     WHEREAS, Live Nation Worldwide, Inc. (formerly known as SFX Entertainment, Inc. d/b/a Clear Channel Entertainment) (the “Company”) and Alan Ridgeway (the “Employee”) entered into an Employment Agreement (the “Agreement”) on November 28, 2005, with an effective date of September 20, 2005.
     WHEREAS, the parties desire to amend the Agreement as set forth in this First Amendment to Employment Agreement (the “First Amendment”), to be effective as of August 8, 2006.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:
     1. A new Section 3(j) is hereby added to the Agreement as follows:
"(j) Retention Bonus. The Company agrees to pay to the Employee One Million Dollars ($1,000,000) as a retention bonus (the “Retention Bonus”). This Retention Bonus will be offset against any Performance Bonus(es) subsequently earned by the Employee under this Agreement. If the Employee is still employed with the Company as of December 31, 2010 (the “Target Date”), any remaining Retention Bonus that has not been so offset (“Unearned Portion of the Retention Bonus”) shall be deemed earned by the Employee. If the Employee’s employment is terminated before the Target Date, any remaining Unearned Portion of the Retention Bonus shall be treated as follows: (i) if the Employee is terminated for Cause or terminates without Good Reason, the Employee shall repay any Unearned Portion of the Retention Bonus within ten (10) business days following termination; or (ii) if the Employee is terminated (A) without Cause or (B) due to death or disability or if the Employee terminates with Good Reason, the Employee shall be deemed to have earned any (otherwise) Unearned Portion of the Retention Bonus. The Employee acknowledges that the Retention Bonus shall be subject to withholding in accordance with the Company’s ordinary payroll practices.”
     2. This First Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, executed by both parties.
     3. This First Amendment shall in no way modify, alter, change or otherwise delete any provision of the Agreement unless specifically done so by the terms of this First Amendment, and all the remaining provisions of the Agreement shall remain in full force and effect.
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EMPLOYEE
/s/ Alan Ridgeway
Alan Ridgeway

LIVE NATION WORLDWIDE, INC.
By:	/s/ Michael Rapino
	Name:	Michael Rapino
	Title:	President and Chief Executive Officer

[Signature Page to First Amendment to Employment Agreement]